UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

     On October 26, 2007, Foot Locker, Inc. (the “Company”) entered into an amendment (the “Amendment”), of its Fifth Amended and Restated Credit Agreement dated as of April 9, 1997 and amended and restated as of May 19, 2004, to provide for: (i) a one-year extension of the revolving credit facility to May 19, 2010 and (ii) a reduction in the Fixed Charge Coverage Ratio to no less than 1.25:1 for the fourth fiscal quarter of 2007 and the first fiscal quarter of 2008, increasing to 2.0:1 by the first fiscal quarter of 2010.

     The Amendment also permits the payment of dividends by the Company of up to $90 million in fiscal 2008 and up to $100 million for each fiscal year thereafter. With regard to stock repurchases, the Amendment provides that not more than $50 million in the aggregate may be expended after October 26, 2007 unless the Fixed Charge Coverage Ratio is at least 2.0 to 1.0 for the fiscal quarter immediately preceding any such repurchase and the Company has delivered its annual audited financial statements with respect to fiscal 2007.

     A copy of the Amendment is filed as Exhibit 10.1 to this report, and the description of the amendments herein is qualified in its entirety by reference to such Amendment.

Item 9.01.   Financial Statements and Exhibits.

(c)    Exhibits

   10.1  Amendment to Credit Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: October 31, 2007	By:	/s/ Robert W. McHugh
Senior Vice President and Chief Financial Officer